                                                                  Exhibit 10(ee)
                                                                  CONFORMED COPY




                                  $400,000,000
                    AMENDED AND RESTATED REVOLVING CREDIT AND
                    COMPETITIVE ADVANCE FACILITIES AGREEMENT

                                      AMONG

                          RELIANT ENERGY, INCORPORATED

                                       AND

                             THE BANKS NAMED ON THE
                             SIGNATURE PAGES HEREOF,

                                       AND

                                  MIZUHO GROUP,

                             AS DOCUMENTATION AGENT,

                                       AND

                           CREDIT SUISSE FIRST BOSTON

                                       AND

                                 COMMERZBANK AG,

                            AS CO-SYNDICATION AGENTS,

                                       AND

                            THE CHASE MANHATTAN BANK,

                             AS ADMINISTRATIVE AGENT



                            Dated as of July 13, 2001

                                TABLE OF CONTENTS

                                                                                                    PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.......................................................      1
         Section 1.01. Certain Defined Terms.....................................................      1
         Section 1.02. Computation of Time Periods...............................................     15
         Section 1.03. Accounting Terms..........................................................     16

ARTICLE II AMOUNTS AND TERMS OF THE COMMITTED LOANS..............................................     16
         Section 2.01. The Committed Loans.......................................................     16
         Section 2.02. Making the Loans..........................................................     16
         Section 2.03. Minimum Tranches..........................................................     17

ARTICLE III AMOUNTS AND TERMS OF THE CAF LOANS...................................................     17
         Section 3.01. The CAF Loans.............................................................     17
         Section 3.02. Competitive Bid Procedure.................................................     17

ARTICLE IV PROVISIONS RELATING TO ALL LOANS......................................................     20
         Section 4.01. The Loans.................................................................     20
         Section 4.02. Fees......................................................................     20
         Section 4.03. Termination or Reduction of the Commitments...............................     21
         Section 4.04. Interest..................................................................     21
         Section 4.05. Reserve Requirements......................................................     22
         Section 4.06. Interest Rate Determination and Protection................................     23
         Section 4.07. Voluntary Interest Conversion or Continuation of Committed Loans..........     24
         Section 4.08. Funding Losses Relating to LIBOR Rate Loans...............................     24
         Section 4.09. Change in Legality........................................................     25
         Section 4.10. Extension of Commitments..................................................     25

ARTICLE V INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS.......................................     28
         Section 5.01. Increased Costs; Capital Adequacy.........................................     28
         Section 5.02. Payments and Computations.................................................     29
         Section 5.03. Taxes.....................................................................     29
         Section 5.04. Sharing of Payments, Etc..................................................     31
         Section 5.05. Voluntary Prepayments.....................................................     31
         Section 5.06. Mitigation of Losses and Costs............................................     31
         Section 5.07. Determination and Notice of Additional Costs and Other Amounts............     31

ARTICLE VI CONDITIONS OF LENDING.................................................................     32
         Section 6.01. Conditions Precedent to Initial Loans.....................................     32
         Section 6.02. Conditions Precedent to Each Borrowing....................................     32

ARTICLE VII REPRESENTATIONS AND WARRANTIES.......................................................     33
         Section 7.01. Representations and Warranties of Borrower................................     33

ARTICLE VIII AFFIRMATIVE AND NEGATIVE COVENANTS..................................................     36
         Section 8.01. Affirmative Covenants of Borrower.........................................     36
         Section 8.02. Negative Covenants of Borrower............................................     38
         Section 8.03. Consent to Unregco IPO Transaction........................................     38

                                                                                                    PAGE
         Section 8.04. Consent to Restructuring..................................................     39

ARTICLE IX EVENTS OF DEFAULT.....................................................................     39
         Section 9.01. Events of Default.........................................................     39
         Section 9.02. Cancellation/Acceleration.................................................     41

ARTICLE X THE AGENT..............................................................................     42
         Section 10.01. Appointment..............................................................     42
         Section 10.02. Delegation of Duties.....................................................     42
         Section 10.03. Exculpatory Provisions...................................................     42
         Section 10.04. Reliance by Agent........................................................     42
         Section 10.05. Notice of Default........................................................     43
         Section 10.06. Non-Reliance on Agent and Other Banks....................................     43
         Section 10.07. Indemnification..........................................................     43
         Section 10.08. Agent in Its Individual Capacity.........................................     44
         Section 10.09. Successor Agent..........................................................     44

ARTICLE XI MISCELLANEOUS.........................................................................     44
         Section 11.01. Amendments and Waivers...................................................     44
         Section 11.02. Notices..................................................................     45
         Section 11.03. No Waiver; Cumulative Remedies...........................................     45
         Section 11.04. Survival of Representations and Warranties...............................     46
         Section 11.05. Payment of Expenses and Taxes............................................     46
         Section 11.06. Effectiveness; Successors and Assigns; Participations; Assignments.......     46
         Section 11.07. Setoff...................................................................     50
         Section 11.08. Counterparts.............................................................     50
         Section 11.09. Severability.............................................................     50
         Section 11.10. Integration..............................................................     50
         Section 11.11. GOVERNING LAW............................................................     50
         Section 11.12. Submission to Jurisdiction; Waivers......................................     51
         Section 11.13. Acknowledgments..........................................................     51
         Section 11.14. Limitation on Agreements.................................................     52
         Section 11.15. Removal of Bank..........................................................     52


EXHIBITS AND SCHEDULES

Exhibit 2.02                --      Notice of Borrowing
Exhibit 3.02 -- A           --      Competitive Bid Request
Exhibit 3.02 -- B           --      Competitive Bid
Exhibit 3.02 -- C           --      Competitive Bid Confirmation
Exhibit 4.07                --      Notice of Interest Conversion/Continuation
Exhibit 11.06(c)            --      Committed Loan Assignment and Acceptance
Exhibit 11.06(i)(a)         --      Committed Note
Exhibit 11.06(i)(b)         --      CAF Note
Schedule I                  --      Schedule of Commitments and Lending Offices
Schedule 8.04               --      Steps of the Restructuring

                    AMENDED AND RESTATED REVOLVING CREDIT AND
                    COMPETITIVE ADVANCE FACILITIES AGREEMENT

                            Dated as of July 13, 2001


                  This Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement, dated as of July 13, 2001 (as the same may be amended, supplemented and otherwise modified from time to time, this "Agreement"), is made and entered into among Reliant Energy, Incorporated, a Texas corporation ("Borrower"), the banks named on the signature pages hereof (hereinafter individually called a "Bank" and collectively called the "Banks"), Credit Suisse First Boston and Commerzbank AG, as co-syndication agents (in such capacity and collectively, the "Syndication Agents"), Mizuho Group as documentation agent (in such capacity, the "Documentation Agent") and The Chase Manhattan Bank, as Administrative Agent (hereinafter in such capacity, together with any successors thereto in such capacity, the "Agent").

                  WHEREAS, the parties entered into that certain Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement, dated as of December 1, 1997, as has been extended by an extension request confirmed by Agent's Letter dated September 5, 1998, and amended by the First Amendment to Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement dated as of November 9, 1998, the Second Amendment to Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement dated as of September 4, 1999, the Third Amendment to Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement dated as of September 24, 1999, the Fourth Amendment to Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement dated as of May 3, 2000, but effective as of March 31, 2000, and the Fifth Amendment to Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement dated as of August 24, 2000 (as so amended and extended, the "Existing Agreement"); and

                  WHEREAS, the parties desire to amend and restate the Existing Agreement in order to incorporate all prior amendments into one document and to make certain changes, including, without limitation, the extension of the Termination Date;

                  NOW, THEREFORE, in consideration of the premises of the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01. Certain Defined Terms. As used in this Amended and Restated Revolving Credit and Competitive Advance Facilities Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ABR" or "Alternate Base Rate" means, for any day, an alternate base rate calculated as a fluctuating rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) as shall be in effect from time to time, equal to the greatest of:

                           (a) the Prime Rate in effect on such day;

                           (b) the Base CD Rate in effect on such day plus 1%;
                  or

                           (c) the Federal Funds Effective Rate in effect on
                  such day plus 1/2 of 1%.

                  As used in this definition, (i) the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; (ii) the term "Base CD Rate" means the sum of (A) the product of (y) the Three-Month Secondary CD Rate and (z) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (B) the Assessment Rate; (iii) the term "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; (iv) the term "Assessment Rate" means for any day, the annual rate (rounded upwards to the nearest 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Agent's domestic offices; and (v) the term "CD Reserve Percentage" means for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 in respect of new non-personal time deposits in Dollars in New York City having a maturity approximately equal to three months and in an amount of $100,000 or more. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (b) or (c) above or both, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Reserve Percentage, the Assessment Rate or the Federal Funds Effective Rate shall be effective as of the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Reserve Percentage, the Assessment Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loan" means a Loan that bears interest at the ABR as provided in Section 4.04(a).

                  "Affiliate" means any Person that, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

                  "Agent" has the meaning specified in the introduction to this Agreement.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an ABR Loan or a Fixed Rate Loan or such Bank's LIBOR Lending Office in the case of a LIBOR Rate Loan.

                  "Applicable Margin" means the rate per annum set forth below opposite the Designated Rating (which corresponds to the Designated Ratings assigned by Standard & Poor's Ratings

         Group (a division of McGraw Hill, Inc.), Fitch Investor Services and Moody's Investors Service, Inc., respectively) from time to time in effect during the period for which payment is due:

                  Designated Rating                         Applicable Margin
                  -----------------                         -----------------
                  A-/A3 or higher                                  0.535%
                  BBB+/Baa1                                        0.650%
                  BBB/Baa2                                         0.750%
                  BBB-/Baa3                                        0.950%
                  BB+/Ba1 or lower or unrated                      1.125%

                  "Applicable Termination Date" has the meaning specified in
         Section 4.10(a).

                  "Bank" and "Banks" have the meanings specified in the introduction to this Agreement.

                  "Bank Affiliate" has the meaning specified in Section
         11.06(c).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits and lease obligations under Capital Leases and Mandatory Payment Preferred Stock); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions,
         (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations incurred in the ordinary course of business that do not represent money borrowed or raised, which reimbursement obligations in each case shall be payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables or (d) customer advance payments and deposits arising in the ordinary course of such Person's business.

                  "Borrower" means Reliant Energy, Incorporated, a Texas corporation formerly known as Houston Industries Incorporated.

                  "Borrowing" means either a Committed Borrowing or a CAF Borrowing.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                  "CAF Borrowing" means a borrowing consisting of a CAF Loan under Section 3.01 made on the same day by the Bank or Banks whose Competitive Bid or Bids have been accepted pursuant to Section 3.02(d).

                  "CAF Facility" has the meaning specified in Section 3.01.

                  "CAF LIBOR Rate Loan" means any CAF Loan that bears interest at the LIBOR Rate.

                  "CAF Loan Assignee" has the meaning specified in Section 11.06(d).

                  "CAF Loan Assignment and Acceptance" means an assignment and acceptance executed in connection with the assignment of any CAF Loan to a CAF Loan Assignee in the manner set forth in Section 11.06(d). Each CAF Loan Assignment and Acceptance to be registered in the Register shall set forth (a) the full name of such CAF Loan Assignee;
         (b) such CAF Loan Assignee's address for notices and its lending office address (in each case to include telephone, telex and facsimile transmission numbers); and (c) payment instructions for all payments to such CAF Loan Assignee, and must contain an agreement by such CAF Loan Assignee to comply with the provisions of Sections 11.06(d), 11.06(g) and 11.06(h) to the same extent as any Bank.

                  "CAF Loan" means a Loan made to Borrower pursuant to Section
         3.01 by a Bank in response to a Competitive Bid Request.

                  "CAF Margin" means, as to any Competitive Bid relating to a CAF LIBOR Rate Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate acceptable to such Bank with respect to such CAF LIBOR Rate Loan.

                  "CAF Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 3.02(b), (i) in the case of a CAF LIBOR Rate Loan, the CAF Margin added to or subtracted from, as the case may be, the LIBOR Rate, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by such Bank.

                  "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Commitment" means, with respect to each Bank, the obligation of such Bank to make Committed Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under such Bank's name on Schedule I attached hereto under the caption "Commitment," as such amount may be changed from time to time pursuant to Sections 4.03, 4.10 and 11.06, and "Commitments" means the Commitment of all of the Banks.

                  "Committed Borrowing" means a borrowing consisting of a Loan under Section 2.01 in each case of the same Type and having in the case of Committed LIBOR Rate Loans the same Interest Period, made on the same day by the Banks. The term "Committed Borrowing" as used herein shall not include any conversion or continuation of a Loan under
         Section 4.07.

                  "Committed LIBOR Rate Loan" means any Committed Loan that bears interest at the LIBOR Rate.

                  "Committed Loan Assignment and Acceptance" has the meaning specified in Section 11.06(c).

                  "Committed Loans" has the meaning specified in Section 2.01.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common Control with Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Competitive Bid" has the meaning specified in Section
         3.02(b).

                  "Competitive Bid Confirmation" has the meaning specified in
         Section 3.02(d).

                  "Competitive Bid Request" has the meaning specified in Section 3.02(a).

                  "Consent Date" has the meaning specified in Section 4.10(b).

                  "Consolidated Capitalization" means the sum of (a) Consolidated Shareholders' Equity, (b) Consolidated Indebtedness for Borrowed Money and (c) without duplication, any Mandatory Payment Preferred Stock.

                  "Consolidated Indebtedness" means, as of any date of determination, the sum of (i) the total Indebtedness as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by Borrower or any other Consolidated Subsidiary of Borrower, plus any Mandatory Payment Preferred Stock, less (ii) such amount of Indebtedness attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iii) the aggregate amount of liabilities in respect of Indexed Debt Securities as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries.

                  "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of Borrower and its Consolidated Subsidiaries (less an amount of such assets associated with the liabilities identified in items (ii) and (iii) of the definition of Consolidated Indebtedness to the extent of the related liabilities) less all liabilities of Borrower and its Consolidated Subsidiaries. As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities (including, without limitation, (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of Borrower or such Consolidated Subsidiary, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary) less liabilities of the type identified in items (ii) and (iii) in the definition of "Consolidated Indebtedness".

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or any other Person, the accounts of which under GAAP would be consolidated with those of Borrower in its consolidated financial statements as of such date.

                  "Continuing Banks" has the meaning specified in Section
         4.10(b).

                  "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" shall be similarly construed).

                  "Default" means any event that, with the lapse of time or giving of notice, or both, or any other condition, would constitute an Event of Default.

                  "Default Rate" means with respect to any overdue amount owed by Borrower hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section
         4.04 plus 2%; provided, that in the case of overdue principal with respect to any Committed LIBOR Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below and (b) in the case of overdue interest with respect to any Loan, Facility Fees or other amounts payable by Borrower hereunder, the sum of the ABR in effect at such time plus 2%.

                  "Designated Rating" means (a) at any time the Long Term Debt Rating is assigned by both S&P or Moody's and such ratings are equivalent, such rating shall be the Designated Rating or (b) if clause
         (a) does not apply, (i) at any time that the Long Term Debt Rating is issued by only one of S&P or Moody's, the rating of such debt issued by such Rating Agency shall be the Designated Rating, and (ii) at any time that such debt is rated by more than one Rating Agency, the lower of the two highest of such ratings; provided, that at least one of such two ratings must be issued by either S&P or Moody's. Any change in the calculation of the Facility Fees or the Applicable Margin with respect to the Borrower that is caused by a change in the Designated Rating for the Borrower will become effective on the date of the change in the Designated Rating for the Borrower.

                  "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on
         Schedule I attached hereto, or such other office of such Bank as such Bank may from time to time specify to Borrower and the Agent.

                  "Effective Date" has the meaning specified in Section
         11.06(a).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" has the meaning specified in Section 9.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extension Consideration Period" has the meaning specified in
         Section 4.10(a).

                  "Extension Request" has the meaning specified in Section 4.10(a).

                  "Facility Fee" has the meaning specified in Section 4.02(a).

                  "Federal Funds Effective Rate" means, for any day, a fluctuating rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "FinanceCo" means Houston Industries FinanceCo LP, a Delaware limited partnership.

                  "FinanceCo Credit Facilities" means, collectively, (i) the FinanceCo $2.5 Billion Senior A Credit Agreement dated as of July 13, 2001 among FinanceCo, as borrower, The Chase Manhattan Bank, as administrative agent, and the other financial institutions party thereto, as amended, modified or supplemented from time to time and
         (ii) the FinanceCo $1.8 Billion Senior B Credit Agreement dated as of July 13, 2001 among FinanceCo, as borrower, The Chase Manhattan Bank, as administrative agent, and the other financial institutions party thereto, as amended, modified or supplemented from time to time.

                  "FinanceCo Permitted Facility" means any "Permitted Facility" as such term is defined in the FinanceCo Credit Facility.

                  "Fixed Rate Loan" means any CAF Loan made by a Bank pursuant to Section 3.02 based upon a fixed percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by Borrower.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligations") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

                  "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. "Applicable law" as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States of America, if applicable.

                  "HI/HL&P Merger" means the merger pursuant to which Houston Industries Incorporated, a Texas corporation, merged with and into HL&P, with the surviving corporation changing its name to "Houston Industries Incorporated".

                  "HL&P" means Houston Lighting & Power Company, a Texas corporation, as existing immediately prior to the HI/HL&P Merger.

                  "Hybrid Preferred Securities" means preferred stock issued by any Hybrid Preferred Securities Subsidiary.

                  "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

                  "Indebtedness" of any Person means the sum of (a) all items (other than capital stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined and (b) without duplication, the amount of all Guarantees by such Person; provided, however, that Indebtedness of a Person shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary, (ii) any Guarantee by the Borrower or Resources of payments with respect to any Hybrid Preferred Securities or (iii) any Securitization Securities.

                  "Indexed Asset" means, with respect to any Indexed Debt Security, (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

                  "Indexed Debt Securities" means (i) the ZENS and (ii) any other security issued by Borrower or any Consolidated Subsidiary of Borrower that (a) in accordance with GAAP, is shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may, under certain circumstances, be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security owned by the Borrower or any of its Consolidated Subsidiaries which is issued by an issuer other than Borrower or any such Consolidated Subsidiary or (2) an underlying commodity or security owned by the Borrower or any of its Consolidated Subsidiaries.

                  "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly).

                  "Interest Period" means, for each Committed LIBOR Rate Loan comprising part of the same Committed Borrowing, the period commencing on the date of such Committed LIBOR Rate Loan or the date of the conversion of any Committed Loan into such Committed LIBOR Rate Loan, as the case may be, and ending on the last day of the period selected by Borrower pursuant to Section 2.02 or 4.07, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to Section 4.07. The duration of each such Interest Period shall be one, two, three, six or, with the consent of all the Banks, nine months, as Borrower may select by notice pursuant to Section 2.02(a) or 4.07 hereof; provided, however, that:

                           (i) any Interest Period that would otherwise extend
                  beyond the Termination Date shall end on the Termination Date;

                           (ii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan, advance or extension of credit made by it to any other Person, whether by means of purchase of debt or equity securities, loan, advance, Guarantee or otherwise; (b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person.

                  "Junior Subordinated Debt" means subordinated debt of Borrower or any Subsidiary of Borrower other than FinanceCo (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

                  "LIBOR Lending Office" means, with respect to any Bank, the office of such Bank specified as its "LIBOR Lending Office" on Schedule I attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to Borrower and the Agent.

                  "LIBOR Rate" means (a) with respect to any Committed LIBOR Rate Loan, for each day during each Interest Period pertaining thereto, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days therein and in an amount comparable to the principal amount of its Committed LIBOR Rate Loan to be outstanding during such

         Interest Period and (b) with respect to any CAF LIBOR Rate Loan of a specified maturity requested pursuant to a Competitive Bid Request, the rate per annum equal to the average (rounded upward to the nearest 1/16 of l%) of the respective rates notified to the Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the date of borrowing of such CAF LIBOR Rate Loan in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on such borrowing date, in an amount comparable to the principal amount of such CAF LIBOR Rate Loan and with a maturity comparable to the maturity applicable to such CAF LIBOR Rate Loan.

                  "LIBOR Rate Loan" means a Loan that bears interest at the LIBOR Rate as provided in Section 4.04(b).

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

                  "Loan" means a Committed Loan or a CAF Loan, or both.

                  "Loan Documents" means this Agreement, any Notes issued hereunder and any document or instrument executed in connection with the foregoing.

                  "Long-Term Debt Rating" means the rating assigned by a Rating Agency to the first mortgage bonds of Borrower or, in the event no first mortgage bonds are outstanding, the long-term senior debt securities of Borrower (it being understood that a change in outlook status (e.g., watch status, negative outlook status) is not a change in rating as contemplated hereby).

                  "Majority Banks" means, at any time, Banks having at least 51% of the aggregate Commitments or, if the Commitments have been terminated, 51% of the aggregate Commitments in effect immediately prior to such termination.

                  "Mandatory Payment Preferred Stock" means any preference or preferred stock of Borrower or of any Consolidated Subsidiary (in each case other than any issued to Borrower or its Subsidiaries and other than Hybrid Preferred Securities or Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions (regardless of whether any portion thereof is due and payable within one year).

                  "Margin Stock" has the meaning assigned to such term (or, in the case of Regulation T, the term "margin security") in Regulation T, U or X as the case may be.

                  "Material Adverse Effect" means any material adverse effect on the ability of Borrower to perform its obligations under this Agreement, or any other Loan Document to which it is a party on a timely basis.

                  "Mortgage" means the Mortgage and Deed of Trust dated as of November 1, 1944 by Borrower to South Texas Commercial National Bank of Houston, as Trustee (The Chase Manhattan Bank, successor Trustee), as amended and supplemented from time to time.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Consenting Banks" has the meaning specified in Section 4.10(b).

                  "Note" or "Notes" means any promissory note or notes issued pursuant to Section 11.06(i) hereof.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Interest Conversion/Continuation" has the meaning specified in Section 4.07(a).

                  "Other Taxes" has the meaning specified in Section 5.03(b).

                  "Participant" has the meaning specified in Section 11.06(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  "Permitted Liens" means with respect to any Person:

                           (a) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; provided, however, that, adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                           (b) landlord Liens for rent not yet due and payable and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                           (c) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                           (d) Liens arising out of or in connection with any litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any

         Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                           (e) precautionary filings under the applicable Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person;

                           (f) Liens that, at the time of consummation of the HI/HL&P Merger, existed or are permitted to be in existence with respect to Reliant Resources and its Subsidiaries pursuant to any indenture, loan agreement or other agreement to which Reliant Resources or any of its Subsidiaries is a party; and

                           (g) Liens in connection with or permitted under the FinanceCo Credit Facilities and any FinanceCo Permitted Facility.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

                  "Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pro Rata Percentage" means, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which is the amount of such Bank's Commitment and the denominator of which is the Commitments of all of the Banks.

                  "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

                  "Purchasing Banks" has the meaning specified in Section 11.06(c).

                  "Rating Agencies" means (a) Standard & Poor's Ratings Group;
         (b) Fitch, Inc.; and (c) Moody's Investors Service, Inc., or any successor to any of such rating agencies.

                  "Reference Banks" means The Chase Manhattan Bank (formerly Chemical Bank), Bank of America, N.A. and Citibank, N.A. or any successor thereto pursuant to Section 4.04(g).

                  "Regco" means the newly created utility holding company owning, through its Subsidiaries, certain of the currently regulated utility businesses currently owned by Reliant Energy, together with its successors and assigns permitted by the definition of Restructuring.

                  "Regco Credit Facilities" means, collectively, (i) the Regco $2.5 Billion Credit Agreement and (ii) the Regco $1.8 Billion Credit Agreement.

                  "Regco $1.8 Billion Credit Agreement" means the $1,800,000,000 Senior B Revolving Credit and Competitive Advance Facilities Agreement as such agreement becomes effective pursuant to Section 2.1(c) of the Finco $1.8 Billion Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Regco $2.5 Billion Credit Agreement" means the $2,500,000,000 Senior A Revolving Credit and Competitive Advance Facilities Agreement as such agreement becomes effective pursuant to Section 2.1(c) of the Finco $2.5 Billion Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Register" has the meaning specified in Section 11.06(e) hereof.

                  "Regulation T," "Regulation U" and "Regulation X" means Regulation T, U and X, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation T, U or X, as the case may be, and having substantially the same function.

                  "Reliant Energy Services" means Reliant Energy Services, Inc., a Delaware corporation.

                  "Reliant Resources" means Reliant Energy Resources Corp., a Delaware corporation formerly known as "NorAm Energy Corp.," and a Subsidiary of Borrower.

                  "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

                  "Resources" means Reliant Energy Resources Corp., a Delaware corporation formerly known as "NorAm Energy Corp."

                  "Responsible Officer" means the chief financial officer, the chief accounting officer, an assistant treasurer, the treasurer or the comptroller of Borrower or any other officer of Borrower whose primary duties are similar to the duties of any of the previously listed officers.

                  "Restructuring" has the meaning set forth on Schedule 8.04 attached hereto.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including, without limitation, accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Securitization Securities" means transition bonds to be issued pursuant to the Texas Electric Choice Plan if (and only if ) no recourse may be had to the Borrower or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the Securitization Subsidiary that is the issuer of such bonds and its assets, provided that, payment of such transition charges by any retail electric provider ("REP") in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed "recourse" hereunder, including any REP that is a division or an Affiliate of the Borrower or any Affiliate of the Borrower.

                  "Securitization Subsidiary" means the special purpose subsidiary created to issue Securitization Securities.

                  "Significant Subsidiary" means (i) for the purposes of determining what constitutes an "Event of Default" under Section 9.01(j), a Subsidiary of Borrower whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of Borrower, on a consolidated basis, as determined in accordance with GAAP and (ii) for all other purposes the "Significant Subsidiaries" shall be those Subsidiaries whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of Borrower, on a consolidated basis, as determined in accordance with GAAP for Borrower's most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 8.01(a)(iv)(C); provided further that none of any Securitization Subsidiary, Unregco or Unregco's Subsidiaries shall be deemed to be a Significant Subsidiary or subject to the restrictions, covenants or events of default under this Agreement.

                  "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which more than 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person; provided, however, that no Securitization Subsidiary shall be deemed to be a Subsidiary for purposes of this Agreement.

                  "Taxes" has the meaning specified in Section 5.03(a).

                  "Termination Date" means July 12, 2002 as the same may be extended pursuant to Section 4.10, or any earlier date on which (a) the Commitments have been terminated in accordance with this Agreement or
         (b) all unpaid principal amounts of the Loans hereunder have been declared due and payable in accordance with this Agreement.

                  "Tranche" means the collective reference to Committed LIBOR Rate Loans, the Interest Period with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee" has the meaning specified in Section 11.06(g).

                  "Transfer Effective Date" has the meaning specified in Section 11.06(c).

                  "Triggering Event" has the meaning specified in Section
         5.07(b).

                  "Type" refers to the determination of whether a Loan is an ABR Loan or a Committed LIBOR Rate Loan (or a Committed Borrowing comprised of such Loans).

                  "Unregco" means Reliant Resources, Inc., a Delaware corporation and Subsidiary of the Borrower which is the parent company of a significant portion of the Borrower's unregulated businesses.

                  "Unregco IPO Transaction" means collectively, the related transactions whereby:

                           (i) all of the capital stock of Reliant Energy
                  Retail, Inc. (or alternatively, all of the assets, including contracts, of Reliant Energy Retail, Inc. related to the retail sale of electricity were conveyed by Reliant Energy Retail, Inc. to a Wholly-Owned Subsidiary of Unregco) and certain other Subsidiaries of Reliant Resources was contributed by Reliant Resources to Reliant Energy Services;

                           (ii) Unregco Merger Sub was merged into Reliant
                  Energy Services with Reliant Energy Services as the surviving corporation of the merger, and the surviving corporation of the merger became a Wholly-Owned Subsidiary of Unregco;

                           (iii) all of the assets of the Borrower's regulated
                  and unregulated retail electric operations, including retail customer care operations, were contributed by the Borrower to Unregco or a Wholly-Owned Subsidiary of Unregco;

                           (iv) all of the capital stock of the Borrower's
                  non-Reliant Resources unregulated businesses, including (A) Reliant Energy Power Generation, Inc., a Delaware corporation,
                  (B) Reliant Energy Net Ventures, Inc., a Delaware corporation,
                  (C) Reliant Energy Communications, Inc., a Delaware corporation and (D) certain other Subsidiaries of the Borrower, was contributed by the Borrower to Unregco; and

                           (v) up to 20% of the common stock of Unregco was
                  issued and sold in an initial public offering of such stock,

                  and any changes to such steps of the Unregco IPO Transaction as described in the Texas Public Utility Commission's Final Order in Docket 21956 or any changes to such steps of the Unregco IPO Transaction to the extent reflected in such transaction as actually consummated.

                  "Unregco Merger Sub" means a Subsidiary of Unregco which merged with and into Reliant Energy Services.

                  "Wholly-Owned" means, with respect to any Subsidiary of any Person, a Subsidiary, all the outstanding capital stock (other than directors' qualifying shares required by law) or other ownership interest of which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

                  "ZENS" means the 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 issued by the Borrower in an initial aggregate face amount of $999,999,943.25 and the obligations at maturity of which may be determined by reference to shares of common stock of AOL Time Warner Inc.

         Section 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         Section 1.03. Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed in accordance with GAAP as in effect from time to time.

                                   ARTICLE II

                    AMOUNTS AND TERMS OF THE COMMITTED LOANS

         Section 2.01. The Committed Loans. Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit Loans (the "Committed Loans") to Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment; provided that no Committed Loan shall be made as a Committed LIBOR Rate Loan after the day that is one month prior to the Termination Date; and provided, further, that in no event shall the aggregate principal amount of Committed Loans and CAF Loans outstanding at any time exceed the lesser of (i) $400,000,000 and (ii) the aggregate amount of the Commitments at such time. Each Committed Borrowing by Borrower shall be in an aggregate principal amount not less than $10,000,000 (in the case of Committed LIBOR Rate Loans) or $5,000,000 (in the case of ABR Loans), or an integral multiple of $1,000,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Banks ratably according to their respective Pro Rata Percentages. Within the limits of the Commitments, Borrower may borrow, prepay pursuant to Section 5.05 and reborrow under this Section 2.01. The principal amount outstanding on the Committed Loans shall mature and, together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

         Section 2.02. Making the Loans. (a) Each Committed Borrowing under
Section 2.01 shall be made on Borrower's oral or written notice given by Borrower to the Agent (i) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Committed Borrowing in the case of a Committed LIBOR Rate Loan and (ii) not later than 11:00 A.M. (New York City time) on the same Business Day of the proposed Committed Borrowing in the case of an ABR Loan. With respect to any oral notice of borrowing given by Borrower, Borrower shall promptly thereafter confirm such notice in writing. Each written notice of borrowing and each confirmation of an oral notice of borrowing shall be in substantially the form of Exhibit 2.02 hereto ("Notice of Borrowing"). Each Notice of Borrowing shall be signed by Borrower and shall specify therein the requested (i) date of such Committed Borrowing, (ii) Type of Loans comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing and (iv) with respect to any Committed LIBOR Rate Loan, the Interest Period for each such Loan. The Agent shall promptly deliver a copy of each Notice of Borrowing to each Bank, but in any event no later than 11:30 A.M. (New York City time) on the relevant borrowing date. Each Bank shall, before 12:00 Noon (New York City time) on the date of such Committed Borrowing, make available to the Agent at its address referred to in Section 11.02, in immediately available funds, such Bank's applicable Pro Rata Percentage of such Committed Borrowing. The Agent shall, no later than 1:00 P.M. (New York City time), make such funds available to Borrower at Borrower's account as shall be designated by Borrower to the Agent from time to time. Each Notice of Borrowing shall be irrevocable and binding on Borrower.

                  (b) Unless the Agent shall have received notice from a Bank prior to the date of any Committed Borrowing that such Bank will not make available to the Agent such Bank's applicable Pro Rata Percentage of such Committed Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Committed Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such date of Committed Borrowing, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Pro Rata Percentage of such Committed Borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of Committed Borrowing to the date on which such Bank's applicable Pro Rata Percentage of such Committed

Borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section 2.02(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Committed Borrowing for purposes of this Agreement. If such Bank's applicable Pro Rata Percentage of such Committed Borrowing is not in fact made available to the Agent by such Bank within three (3) Business Days of such date of Committed Borrowing, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the ABR (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of Committed LIBOR Rate Loans), on demand, from Borrower.

                  (c) The failure of any Bank to make the Loan to be made by it as part of any Committed Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Committed Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

         Section 2.03. Minimum Tranches. All Borrowings, prepayments, conversions and continuations of Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of Committed LIBOR Rate Loans shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                                  ARTICLE III

                       AMOUNTS AND TERMS OF THE CAF LOANS

         Section 3.01. The CAF Loans. From time to time on any Business Day during the period from the Effective Date until the Termination Date, Borrower may request CAF Loans from the Banks in amounts such that the aggregate principal amount of Committed Loans and CAF Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time (the "CAF Facility"). Under the terms and conditions set forth below, Borrower may borrow, repay pursuant to Section 3.02(h) and reborrow under this Section 3.01.

         Section 3.02. Competitive Bid Procedure. (a) In order to request a CAF Loan, Borrower shall deliver to the Agent a written notice in the form of
Exhibit 3.02-A, attached hereto (a "Competitive Bid Request"), to be received by the Agent (i) in the case of each CAF LIBOR Rate Loan, not later than 3:00 P.M. (New York City time), four (4) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time), one (1) Business Day before the borrowing date specified for such Fixed Rate Loan. Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of Borrowing of such CAF Loans (which shall be a Business Day), (ii) the aggregate principal amount thereof, (iii) whether the CAF Loans then being requested are to be CAF LIBOR Rate Loans or Fixed Rate Loans, (iv) the maturity date for each CAF Loan requested to be made and (v) the interest payment dates for each CAF Loan requested to be made. The Agent shall promptly notify each Bank by telex or facsimile transmission of the contents of each Competitive Bid Request received by it. Each Competitive Bid Request may solicit bids for CAF Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Loans. The maturity date for each CAF Loan shall be not less than 15 days nor more than 180 days after the applicable date of CAF Borrowing (and in any event shall not extend beyond the Termination Date).

                  (b) Each Bank may, in its sole discretion, irrevocably offer to make one or more CAF Loans to Borrower responsive to each Competitive Bid Request from Borrower. Any such irrevocable offer by a Bank must be received by the Agent, in the form of Exhibit 3.02-B hereto (a "Competitive Bid"), (i) in the case of each CAF LIBOR Rate Loan, not later than 10:30 A.M. (New York City time), three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 9:30 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan. Competitive Bids that do not conform substantially to the format of
Exhibit 3.02-B may be rejected by the Agent after conferring with, and upon the instruction of, Borrower, and the Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and
(i) specify the maximum principal amount of CAF Loans for each maturity date (which shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and which may equal, but not exceed, the principal amount requested for such maturity date by Borrower) and the aggregate maximum principal amount of CAF Loans for all maturity dates (which amount, with respect to any Bank, may exceed such Bank's Commitment) that the Bank is willing to make to Borrower; and (ii) specify the CAF Rate at which the Bank is prepared to make each such CAF Loan. A Competitive Bid submitted by a Bank pursuant to this Section 3.02(b) shall be irrevocable.

                  (c) The Agent shall (i) in the case of each CAF LIBOR Rate Loan, not later than 11:00 A.M. (New York City time) three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 10:00 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan, notify Borrower in writing of all the Competitive Bids made (arranging each such bid in ascending interest rate order), and the CAF Rate or Rates and the maximum principal amount of each CAF Loan in respect of which Competitive Bid was made, and the identity of the Bank that made each bid. The Agent shall send a copy of all Competitive Bids to Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 3.02.

                  (d) Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 3.02(d), accept or reject any Competitive Bid referred to in Section 3.02(c); provided, however, that the aggregate amount of Borrower's Competitive Bids so accepted by Borrower may not exceed the lesser of (i) the principal amount of the CAF Borrowing requested by Borrower or (ii) the amount of the Commitments less the aggregate principal amount of Committed Loans and CAF Loans made to Borrower and outstanding at such time after giving effect to the application of the proceeds of such CAF Borrowing on the borrowing date therefor. Borrower shall notify the Agent in writing whether and to what extent it has decided to accept or reject any or all of the bids referred to in
Section 3.02(c) by delivering to the Agent a written notice in the form of
Exhibit 3.02-C hereto (a "Competitive Bid Confirmation"), (i) in the case of each CAF LIBOR Rate Loan, not later than 1:00 P.M. (New York City time), three
(3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan, which Competitive Bid Confirmation shall specify the principal amount of CAF Loans for each relevant maturity date to be made by each such bidding Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Competitive Bid of such Bank, and for all maturity dates included in such Competitive Bid shall be equal to or less than the aggregate maximum amount specified in such Competitive Bid for all such maturity dates); provided, however, that (A) the failure by Borrower to so deliver a Competitive Bid Confirmation shall be deemed to be a rejection of all the bids referred to in Section 3.02(c); (B) Borrower shall not accept a bid made at a particular CAF Rate for a particular maturity if Borrower has decided to reject a bid made at a lower CAF Rate for such maturity; (C) if Borrower shall accept bids made at a particular CAF Rate for a particular maturity but shall be restricted by other conditions hereof from borrowing the maximum principal amount of CAF Loans in respect of which bids at such CAF Rate have been made, then Borrower shall accept a pro rata portion of each bid made at such CAF Rate based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by the relevant Banks pursuant to such bids; and (D) no bid shall be accepted for a CAF Loan by any Bank unless such CAF Loan is in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, if it is necessary for Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (C) above or otherwise) and the available principal amount of CAF Loans to be allocated among the Banks is not sufficient to enable CAF Loans to be allocated to each Bank in an aggregate principal amount not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof, then Borrower shall, subject to clause (D) above, select the Banks to be allocated such CAF Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate; provided that the allocations among the Banks to be allocated such CAF Loans shall be made pro rata based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by such Banks. The Competitive Bid Confirmation given by Borrower pursuant to this Section 3.02(d) shall be irrevocable.

                  (e) Upon receipt from the Agent of the LIBOR Rate applicable to any CAF LIBOR Rate Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by Borrower pursuant to Section 3.02, the Agent shall notify such Bank of the applicable LIBOR Rate.

                  (f) If the Agent shall at any time elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to Borrower by (i) in the case of a CAF LIBOR Rate Loan, not later than 10:15 A.M. (New York City time), and (ii) in the case of a Fixed Rate Loan, not later than 9:15 A.M. (New York City time), in each case, on the Business Day on which the other Banks are required to submit their bids to the Agent pursuant to Section 3.02(b) above.

                  (g) If Borrower accepts pursuant to Section 3.02(d) one or more of the offers made by any Bank or Banks, the Agent shall promptly notify each Bank that has made such an offer of the aggregate amount of such CAF Loans to be made on such borrowing date for each maturity date and of the acceptance or rejection of any offers to make such CAF Loans made by such Bank. Each Bank that is to make a CAF Loan shall, before 12:00 Noon (New York City time) on the borrowing date specified in the Competitive Bid Request applicable thereto, make available to the Agent at its office set forth in Section 11.02 the amount of CAF Loans to be made by such Bank, in immediately available funds. The Agent shall, no later than 1:00 P.M. (New York City time) on such borrowing date, make such funds available to Borrower at Borrower's account as shall be designated by it to the Agent from time to time. As soon as practicable after each borrowing date, the Agent shall notify each Bank of the aggregate amount of CAF Loans advanced on such borrowing date and the respective maturity dates thereof.

                  (h) Borrower shall repay to the Agent for the account of each Bank that has made a CAF Loan (or the CAF Loan Assignee in respect thereof, as the case may be) on the maturity date of each CAF Loan (such maturity date being that specified by Borrower for repayment of such CAF Loan in the related Competitive Bid Request) the then unpaid principal amount of such CAF Loan. Borrower shall not have the right to prepay any principal amount of any CAF Loan.

                  (i) All notices required by this Section 3.02 shall be made in accordance with Section 11.02 hereof; provided, however, that each request or notice required to be made under Section 3.02(a) or 3.02(d) by Borrower may be made by the giving of telephone notice to the Agent that is promptly confirmed by delivery of a notice in writing (in substantially the form of Exhibit 3.02-A or Exhibit 3.02-C, as the case may be) to the Agent.

                                   ARTICLE IV

                        PROVISIONS RELATING TO ALL LOANS

         Section 4.01. The Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such bank resulting from each Committed Loan and each CAF Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 11.06(e) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Committed Loan and CAF Loan made by the Banks through the Agent hereunder, the type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Agent hereunder from Borrower and each Bank's share thereof.

                  (c) The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 4.01(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans actually made to Borrower by such Bank in accordance with the terms of this Agreement.

         Section 4.02. Fees. (a) Borrower agrees to pay to the Agent for the account of each Bank a facility fee (the "Facility Fee") on the average daily amount of such Bank's Commitment, from the date hereof until the Termination Date, payable quarterly in arrears beginning on September 30, 2001 and continuing thereafter on the last day of each March, June, September and December during the term of this Agreement, and on the Termination Date, at the applicable rate per annum as specified below:

    If Borrower's Designated                        The Facility Fee (expressed as a
     Rating is on any date:                     percentage on a per annum basis) will be:
     ----------------------                     -----------------------------------------
 A-/A-/A3 or higher                                               0.090%
 BBB+/BBB+/Baa1                                                   0.100%
 BBB/BBB/Baa2                                                     0.125%
 BBB-/BBB-/Baa3                                                   0.175%
 BB+/BB+/Ba1 or lower or unrated                                  0.250%

                  (b) The Facility Fees payable under Section 4.02(a) and the fees payable under Section 4.02(e) shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

                  (c) The Designated Ratings set forth in Section 4.02(a) correspond to the Designated Ratings assigned by Standard & Poor's Ratings Group, Fitch, Inc. and Moody's Investors Service, Inc., respectively.

                  (d) Borrower shall pay to the Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by Borrower and the Agent.

                  (e) Borrower agrees to pay to the Agent for the account of each Bank a usage fee at a rate of 0.125% per annum on the aggregate outstanding principal amount of all Loans (other than CAF Loans) owed to such Bank at all times during which the aggregate outstanding principal amount of all Loans (other than CAF Loans) exceeds 33 1/3% of the Commitments of the Banks, payable quarterly in arrears on the last day of each March, June, September and December during the term of this Agreement, commencing September 30, 2001, and on the Termination Date.

         Section 4.03. Termination or Reduction of the Commitments. Borrower shall have the right, upon at least three (3) Business Days' irrevocable notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of its Commitments, provided that (a) each partial reduction shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under
Section 5.05 hereof by Borrower on the effective date thereof, the aggregate principal amount of Loans made to Borrower and then outstanding would exceed the Commitments then in effect.

         Section 4.04. Interest. Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

                  (a) ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the ABR and (ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2001 and on the Termination Date.

                  (b) LIBOR Rate Loans. Each LIBOR Rate Loan shall bear interest at a rate per annum equal at all times to (i) in the case of each Committed LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate for the applicable Interest Period for such Loan plus the Applicable Margin and (B) the Highest Lawful Rate, payable on the last day of such Interest Period and, with respect to Interest Periods of six or nine months, on the ninetieth (90th) day after the commencement of the Interest Period and on each succeeding ninetieth (90th) day during such Interest Period, and on the Termination Date and (ii) in the case of each CAF LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate applicable to such Loan plus or minus, as the case may be, the CAF Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to
Section 3.02(b) and (B) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

                  (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the fixed rate of interest offered by the Bank making such Loan and accepted by Borrower pursuant to Section 3.02 and (ii) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

                  (d) Interest payable under Sections 4.04(a) and 4.04(e) (to the extent that the calculation of the Default Rate thereunder is based on the Alternate Base Rate) shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable. Interest payable under Sections 4.04(b), (c) and (e) (to the extent that the calculation of the Default Rate is based on either the LIBOR Rate or the rate set forth in Section 4.04(c)) shall be calculated by the Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

                  (e) Notwithstanding the foregoing, if all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (f) Each determination of an interest rate by the Agent pursuant to any provisions of this Agreement shall be conclusive and binding on Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of Borrower, deliver to Borrower a statement showing in reasonable detail the quotations used by the Agent in determining the LIBOR Rate.

                  (g) If any Reference Bank shall for any reason no longer have a Commitment or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result, there shall only be one Reference Bank remaining, the Agent (after consultation with Borrower and the Banks) shall, by notice to Borrower and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

                  (h) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of
Section 4.06(b), be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                  Section 4.05. Reserve Requirements. (a) Borrower agrees to pay to each Bank that requests compensation under this Section 4.05 in accordance with the provisions set forth in Section 5.07(b), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any LIBOR Rate Loans), an additional amount (determined by such Bank and notified to Borrower pursuant to the provisions set forth in Section 5.07(b)) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of Borrower as such Bank shall determine in accordance with Section 5.07(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period or during the period a CAF LIBOR Rate Loan made by such Bank was outstanding, as the case may be, as a result of the applicability of the foregoing reserves to such Committed LIBOR Rate Loans or CAF LIBOR Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or each day during the period such CAF LIBOR Rate Loan was outstanding, as the case may be:

                  (i) the principal amount of the relevant Committed LIBOR Rate Loans or CAF LIBOR Rate Loans made by such Bank outstanding on such day; and

                  (ii) the difference between (A) a fraction, the numerator of which is the LIBOR Rate (expressed as a decimal) applicable to such Committed LIBOR Rate Loan or CAF LIBOR Rate Loan, as the case may be (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (B) such numerator; and

                  (iii) a fraction, the numerator of which is one and the denominator of which is 360.

                  (b) The agreements in this Section 4.05 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 4.06. Interest Rate Determination and Protection. (a) The rate of interest for each Committed LIBOR Rate Loan shall be determined by the Agent two (2) Business Days before the first day of each Interest Period applicable to such Loan. The Agent shall give prompt notice to Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Sections 4.04(a) and (b) hereof.

                  (b) If, with respect to any Committed LIBOR Rate Loans, prior to the first day of an Interest Period (i) the Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or (ii) the Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their affected Committed LIBOR Rate Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any Committed LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Committed Loans that were to have been converted on the first day of such Interest Period to Committed LIBOR Rate Loans shall be continued as ABR Loans and (C) any outstanding Committed LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Committed LIBOR Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Committed Loans to Committed LIBOR Rate Loans.

         Section 4.07. Voluntary Interest Conversion or Continuation of Committed Loans. (a) Borrower may on any Business Day, upon its irrevocable oral or written notice of interest conversion/continuation given by it to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of a Committed LIBOR Rate Loan, (i) convert Committed Loans of one Type into Committed Loans of another Type; (ii) convert Committed LIBOR Rate Loans for a specified Interest Period into Committed LIBOR Rate Loans for a different Interest Period; or (iii) continue Committed LIBOR Rate Loans for a specified Interest Period as Committed LIBOR Rate Loans for the same Interest Period; provided, however, that (A) any conversion of any Committed LIBOR Rate Loans into Committed LIBOR Rate Loans for a different Interest Period, or into ABR Loans, or any continuation of Committed LIBOR Rate Loans for the same Interest Period shall be made on, and only on, the last day of an Interest Period for such Committed LIBOR Rate Loans; (B) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan by Borrower so long as an Event of Default has occurred and is continuing; (C) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan after the date that is one month prior to the Termination Date, and (D) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan if, after giving effect thereto, Section 2.03 would be contravened. With respect to any oral notice of interest conversion/continuation given by Borrower under this Section 4.07(a), Borrower shall promptly thereafter confirm such notice in writing. Each written notice of interest conversion/continuation given by Borrower under this Section 4.07(a) and each confirmation of an oral notice of interest conversion/ continuation given by Borrower under this Section 4.07(a) shall be in substantially the form of Exhibit 4.07 hereto ("Notice of Interest Conversion/Continuation"). Each such Notice of Interest Conversion/Continuation shall specify therein the requested (x) date of such interest conversion or continuation; (y) the Committed Loans to be converted or continued; and (z) if such interest conversion or continuation is into Committed LIBOR Rate Loans, the duration of the Interest Period for each such Committed LIBOR Rate Loan. The Agent shall promptly deliver a copy of each Notice of Interest Conversion/Continuation to each Bank. Each Notice of Interest Conversion/Continuation shall be irrevocable and binding on Borrower.

                  (b) If Borrower shall fail to deliver to the Agent a Notice of Interest Conversion/Continuation in accordance with Section 4.07(a) hereof, or to select the duration of any Interest Period for the principal amount outstanding under any Committed LIBOR Rate Loan by 11:00 A.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable to such Loan in accordance with Section 4.07(a), the Agent will forthwith so notify Borrower and the Banks (provided that the failure to give such notice shall not affect the conversion referred to below) and such Committed Loans will automatically, on the last day of the then existing Interest Period therefor, convert into ABR Loans.

         Section 4.08. Funding Losses Relating to LIBOR Rate Loans. (a) Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan,
(ii) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of LIBOR Rate Loans or the conversion of Committed LIBOR Rate Loans into ABR Loans, on a day that is not the last day of an Interest Period with respect thereto (excluding any prepayment made pursuant to Section 4.09), including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 4.08(a) shall be made pursuant to the method described in Section 5.07(a), but in no event shall such amounts exceed the amounts that would have been payable assuming such Bank had actually funded its relevant LIBOR Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to (A) with respect to any Committed LIBOR Rate Loan, the relevant Interest Period and (B) with respect to any CAF LIBOR Rate Loan, the maturity set forth in the Competitive Bid applicable thereto; provided, that each Bank may fund each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.08(a).

                  (b) The agreements in this Section 4.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 4.09. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation or application of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Committed Loans into, or to continue Committed LIBOR Rate Loans as, LIBOR Rate Loans shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist; (ii) Borrower shall, at its option, either prepay in full all Committed LIBOR Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon; and (iii) Borrower shall, with respect to each CAF LIBOR Rate Loan of such Bank, take such action as such Bank shall reasonably request. Each Bank agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the LIBOR Rate Loans due to it affected by this

Section 4.09, if such designation will avoid the illegality described in this
Section 4.09 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

                  (b) For purposes of this Section 4.09, a notice to Borrower (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by Borrower.

         Section 4.10. Extension of Commitments. (a) Borrower may, by written request to the Agent given not more than 65 days prior to the Termination Date then in effect with respect to the Commitments of the Banks (the "Applicable Termination Date"), and in a form reasonably acceptable to the Agent (an "Extension Request"), request that the Applicable Termination Date be extended to the date that is 364 days following such Applicable Termination Date, which request shall identify (i) the most recent audited financial statements of Borrower that have been delivered to the Banks pursuant to Section 8.01(a)(i) and (ii) the most recent unaudited financial statements of Borrower, if any, that have been delivered to the Banks pursuant to Section 8.01(a)(ii) relating to periods subsequent to the period covered by the audited financial statements referred to in clause (i) above (such audited financial statements and any such unaudited financial statements being collectively referred to as the "Extension Financial Statements"). The Agent shall, within five days of receipt of the Extension Request, request each Bank to indicate whether or not it consents to such extension (which consent may be granted or withheld by each Bank in its sole discretion). Not more than 60 days and not less than 45 days before the Applicable Termination Date, each Bank will notify Borrower in writing (with a copy thereof to the Agent) whether or not it consents to such Extension Request; provided that any Bank that fails to so advise Borrower within such time period (the "Extension Consideration Period") shall be deemed to have denied such Extension Request. Subject to the provisions of Sections 4.10(b) and 4.10(c) below, the extension of the Applicable Termination Date then in effect contemplated by such Extension Request shall become effective as of such Applicable Termination Date only upon satisfaction of the following conditions as of such date: (A) no Default or Event of Default shall have occurred and be continuing; (B) Borrower shall be in compliance with and shall have performed all agreements and covenants made by it under this Agreement; and (C) the representations and warranties made by Borrower in Section 7.01 hereof (except for those representations and warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date) shall be true and correct in all material respects on and as of said date with the same force and effect as if made on or as of such date; provided that (y) the representations and warranties set forth in Section 7.01(j) will be made with respect to the latest date covered by the Extension Financial Statements and (z) the representations and warranties set forth in
Section 7.01(m) will be made with respect to the Extension Financial Statements. Each such Extension Request by Borrower under this Section 4.10 shall constitute a certification by Borrower to the effect set forth in clauses (A), (B) and (C) of the preceding sentence (both as of the date of such notice and, unless Borrower otherwise notifies the Agent, as of such Applicable Termination Date). Upon the effectiveness of any extension of the Applicable Termination Date pursuant to any Extension Request under this Section 4.10, the representations and warranties set forth in Section 7.01(j) shall, as of the effective date of such extension, be deemed for all purposes, including, without limitation,
Section 6.02(i), to be made with respect to of the audited financial statements included in the Extension Financial Statements identified in such Extension Request.

                  (b) In the event that Banks representing at least 51% of the Commitments at the time Borrower delivers the Extension Request (the "Continuing Banks") advise the Agent in writing during the Extension Consideration Period (the last day of such Period being referred to herein as the "Consent Date") of their consent to a requested extension, which consent shall be irrevocable, the applicable Termination Date for the Loans held or thereafter made by the Continuing Banks shall, subject to the provisions of Section 4.10(c) and without derogation of the Banks' rights to demand payment therefor, be automatically extended for a 364-day period from the Applicable Termination Date then in effect; provided, however, that the Applicable Termination Date for the Loans of those Banks that shall not have consented to such extension ("Non-Consenting Banks") shall not be affected. Any Bank that does not advise the Agent of its consent as aforesaid will, as of 5:00 P.M. (New York City time), on the Consent Date, without any further action on its part, be deemed a Non-Consenting Bank. In the event of the extension (subject to the provisions of Section 4.10(c)) of the Applicable Termination Date pursuant to this Section 4.10(b), the Agent shall promptly notify Borrower and all of the Banks. Any Non-Consenting Bank may, by written notice to the Agent and Borrower given within 15 days following receipt by such Bank of any such notice from the Agent, advise the Agent and Borrower of its election to become a Continuing Bank. Upon receipt by the Agent of any such notice from a Non-Consenting Bank, such Non-Consenting Bank, subject to the provisions of
Section 4.10(c), shall thereupon cease to be a Non-Consenting Bank and, in lieu thereof, shall irrevocably become a Continuing Bank and the Applicable Termination Date then in effect for the Loans held by such Bank shall be automatically extended as provided above in this Section 4.10. The Agent shall promptly notify Borrower and the Banks in the event any Non-Consenting Bank becomes a Continuing Bank as hereinabove provided.

                  (c) In the event of an extension of the Applicable Termination Date pursuant to Section 4.10(b), the Continuing Banks, or any of them, shall have the right (but not the obligation) to assume all or any part of the Non-Consenting Banks' Commitments by giving written notice to Borrower and the Agent of their election to do so on or before the 30th day next preceding the Applicable Termination Date in effect at the time the Extension Request was given, which notice shall be irrevocable and shall constitute an undertaking to purchase (without recourse), pursuant to a Committed Loan Assignment and Acceptance, from the Non-Consenting Banks, at the close of business on the Applicable Termination Date, all Loans outstanding on the Applicable Termination Date that correspond to the portion of the Commitments to be assumed at a price equal to the unpaid principal amount of such Loans plus all accrued and unpaid interest and fees thereon. Such Commitments, or portion thereof, to be assumed by Continuing Banks shall be allocated among those Continuing Banks who have so elected to assume the same pro rata in accordance with the respective Commitments of such Continuing Banks as of the date of the Extension Request or on such other basis as such Continuing Banks shall mutually agree; provided, however, that immediately following such allocation the Commitment of any Continuing Bank shall not constitute more than 16.6% of the Commitments of all the Continuing Banks. In the event that the Continuing Banks shall not elect as hereinabove provided to assume all of the Non-Consenting Banks' Commitments on or before the 30th day next preceding the Applicable Termination Date, then Borrower may thereafter, with the consent of the Agent (which consent shall not be unreasonably withheld), arrange for the assumption by one or more new lending institutions, effective as of the close of business on the Applicable Termination Date, of that part of the Non-Consenting Banks' Commitments not to be assumed by the Continuing Banks; provided, however, that each such new lending institution (i) shall not have a Commitment that shall constitute more than 16.6% of the Commitments of all the Continuing Banks and any such new lending institutions, (ii) shall, pursuant to a Committed Loan Assignment and Acceptance, purchase (without recourse) from the Non-Consenting Banks, at the close of business on the Applicable Termination Date, all Loans outstanding on the Applicable Termination Date that correspond to the portion of the Commitments to be so assumed at a price equal to the unpaid principal amount of such Loans plus all accrued and unpaid interest and fees thereon, (iii) shall assume, pursuant to a Committed Loan Assignment and Acceptance, its share of the obligations of the Non-Consenting Banks hereunder, including, but not limited to, its share of the Commitments of such Non-Consenting Banks, (iv) shall agree, pursuant to a Committed Loan Assignment and Acceptance, to be bound as a Bank by the terms of this Agreement and (v) shall execute and deliver to the Agent such other documents as the Agent may reasonably require to evidence the succession of interest; and provided further, that upon satisfaction of the foregoing and effective at the close of business on the Applicable Termination Date, (i) the Non-Consenting Banks shall sell (pro rata and without recourse) their respective Loans that each new lending institution has agreed to purchase hereunder, (ii) each Non-Consenting Bank and the Agent shall make entries in the accounts of each such Non-Consenting Bank and the Register, respectively, evidencing the purchase of the Loans by each new lending institution, (iii) each such new lending institution shall become a Bank for all purposes hereof, (iv) each Non-Consenting Bank shall cease to be a Bank hereunder and shall be released from all obligations hereunder (other than those arising prior to the close of business on the Applicable Termination Date), (v) Borrower shall be released from any and all obligations owing hereunder to such Non-Consenting Bank (other than those arising prior to the close of business on the Applicable Termination Date) and (vi) in the event that any Notes have been issued to such Non-Consenting Bank, such Notes shall be marked "cancelled" and surrendered by the Non-Consenting Bank to the Agent for return to Borrower. If and to the extent that, on the third full Business Day prior to the Applicable Termination Date, the Continuing Banks shall not have elected to assume all of the Non-Consenting Banks' Commitments and Borrower shall not have been able to arrange for an assumption of all of the Non-Consenting Banks' Commitments as contemplated by the foregoing provisions of this Section 4.10(c), then Borrower shall pay the remaining balance of the principal of, interest on, and fees in respect of, the Loans made by each Non-Consenting Bank, as well as any other amounts payable to such Non-Consenting Bank pursuant to this Agreement, prior to the close of business on the Applicable Termination Date, in which event the Commitments of the Non-Consenting Banks shall terminate and the aggregate Commitments hereunder shall be accordingly reduced.

                                   ARTICLE V

                INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS

         Section 5.01. Increased Costs; Capital Adequacy. (a) If after the date of this Agreement the adoption of or any change in any law or regulation or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this
Agreement:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for (A) Taxes covered by Section 5.03, (B) net income taxes and franchise taxes imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Bank other than a connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Loans and (C) changes in the rate of tax on the overall net income of such Bank);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate hereunder (except for amounts covered by Section 4.05 or any other Section hereof); or

                  (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the actual cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 5.07(b), any additional amounts, computed by such Bank in accordance with
Section 5.07(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable that is attributable to Loans or Commitments

(to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this Section 5.01(a) from Borrower, it shall promptly notify Borrower, through the Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 5.07(b).

                  (b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation regarding capital adequacy after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank's obligations under this Agreement, of reducing the rate of return on such Bank's or such corporation's capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, Borrower shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 5.07(b), additional amounts, computed by such Bank in accordance with Section 5.07(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Bank's obligations hereunder.

                  (c) The agreements contained in this Section 5.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 5.02. Payments and Computations. (a) Borrower shall make each payment (including each prepayment) hereunder and under the Loans, whether on account of principal, interest, fees or otherwise, without setoff or counterclaim, not later than 12:00 Noon (New York City time) on the day when due, in Dollars to the Agent at its address referred to in Section 11.02 in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Facility Fees (to the extent received by the Agent) ratably to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Agent) to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Whenever any payment hereunder or under the Loans shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (c) Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to the Agent, each Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Pro Rata Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date such amount is distributed to such Bank to the date on which such Bank's applicable Pro Rata Percentage of such payment shall have become immediately available to the Agent and the denominator of which is 360.

         Section 5.03. Taxes. (a) Except with respect to withholdings of United States taxes as provided in Section 5.03(d), any and all payments by Borrower hereunder or under the Loans shall be made, in accordance with Section 5.02, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank other than a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Loans (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Except with respect to withholdings of United States taxes as provided in Section 5.03(d), if Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loans to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If requested by any Bank, Borrower shall confirm that all applicable Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxing authorities by sending either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of Borrower confirming that such Taxes have been paid, together with evidence of such payment.

                  (b) In addition, Borrower agrees to pay, in the manner set forth in Section 5.07(b), any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Loans or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Loans and for which such Bank or the Agent (as the case may be) has not been otherwise reimbursed by Borrower under this Agreement (hereinafter referred to as "Other Taxes").

                  (c) Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.03) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any failure by Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Bank the receipts or other evidence of payment of Taxes or Other Taxes.

                  (d) Each Bank and each CAF Loan Assignee registered in the Register that is not a U.S. Person as defined in Section 7701(a)(30) of the Code agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable forms, as the case may be. Each such Bank and each such CAF Loan Assignee also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such

Bank or such CAF Loan Assignee from duly completing and delivering any such form with respect to it and such Bank or such CAF Loan Assignee so advises the Borrower and the Agent. Each such Bank and each such CAF Loan Assignee shall certify in the case of a Form W-8BEN or W-8ECI that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. In the event that any such Bank or CAF Loan Assignee fails to deliver any forms required under this Section 5.03(d), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

                  (e) The agreements in this Section 5.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Nothing contained in this Section 5.03 shall require Borrower to pay any amount to any Bank or the Agent in addition to that for which it has already reimbursed any Bank or the Agent under any other provision of this Agreement.

         Section 5.04. Sharing of Payments, Etc. If any Bank (a "benefitted Bank") shall at any time receive any payment (other than pursuant to Section 4.05, 4.08, 5.01 or 5.03) of all or part of its Committed Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 9.01(g) or 9.01(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Committed Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Committed Loans or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 5.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

         Section 5.05. Voluntary Prepayments. Subject to Section 4.08, Borrower may, upon notice delivered to the Agent not later than 11:00 A.M. (New York City time) one (1) Business Day prior to the date of prepayment stating the aggregate principal amount of the prepayment and the Committed Loans to be prepaid, prepay the outstanding principal amounts of such Committed Loans comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that all such prepayments shall be made without premium or penalty thereon; and provided further that losses incurred by any Bank under
Section 4.08 shall be payable with respect to each such prepayment in the manner set forth in Section 4.08. Such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments with respect to any Tranche of Committed LIBOR Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $10,000,000 or an integral multiple of $1,000,000 in excess thereof or
(b) the aggregate principal amount of such Tranche of Committed LIBOR Rate Loans then outstanding, as the case may be; provided, that, no partial prepayment of any Tranche of Committed LIBOR Rate Loans may be made if, after giving effect thereto, Section 2.03 would be contravened. Partial prepayments with respect to the ABR Loans shall be made in an aggregate principal amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or
(ii) the aggregate principal amount of ABR Loans then outstanding, as the case may be.

         Section 5.06. Mitigation of Losses and Costs. Any Bank claiming reimbursement from Borrower under Sections 4.05, 4.08, 5.01 and 5.03 hereof shall use reasonable efforts (including, without limitation, if requested by Borrower, reasonable efforts to designate a different Applicable Lending Office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (a) any economic disadvantage for which such Bank does not receive full indemnity from Borrower under this Agreement or (b) any legal or regulatory disadvantage.

         Section 5.07. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 4.05, 4.08 and 5.01, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

                  (b) Each Bank or, with respect to compensation claimed by it pursuant to Section 5.03, the Agent, as the case may be, will (i) use best efforts to notify Borrower through the Agent (in the case of each Bank) of any event occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify Borrower through the Agent (in the case of each Bank) promptly after such Bank or the Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case if such event (for purposes of this Section 5.07(b), a "Triggering Event") will entitle such Bank or the Agent, as the case may be, to compensation pursuant to Section 4.05, 4.08, 5.01 or 5.03, as the case may be. Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Agent, as the case may be, setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Agent, as the case may be, as specified in Section 4.05, 4.08, 5.01 or 5.03, as the case may be, which certificate shall be conclusive absent manifest error. Borrower shall pay to the Agent for the account of such Bank or to the Agent for its own account, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after its receipt of the same.

                                   ARTICLE VI

                              CONDITIONS OF LENDING

         Section 6.01. Conditions Precedent to Effectiveness and Initial Loans. The effectiveness of this Agreement and the obligation of each Bank to make its initial Loan to Borrower is subject to the condition precedent that the Agent shall have received on or before the day of the initial Borrowing the documents and instruments set forth in subsections (i) and (ii) below, in form and substance satisfactory to the Agent and the Banks and in sufficient copies for each Bank:

                  (i) This Agreement, duly executed by Borrower and each Bank.

                  (ii) A certificate dated as of the Effective Date of the Assistant Secretary of Borrower certifying (A) the names and true signatures of the officers of Borrower authorized to sign each Loan Document to which Borrower is a party and the notices and other documents to be delivered by Borrower pursuant to any such Loan Document; (B) the Bylaws and Articles of Incorporation of Borrower as in effect on the date of such certification; and (C) the resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and authorizing the borrowings and other transactions contemplated thereunder.

         Section 6.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make a Loan to Borrower on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that (a) on or prior to the date of such Borrowing, the Agent shall have received from Borrower a Notice of Borrowing or a Competitive Bid Confirmation, as the case may be, in accordance with the terms of this Agreement and (b) on the date of such Borrowing, the following statements shall be true and correct (and each of the giving of any applicable Notice of Borrowing or Competitive Bid Confirmation, as the case may be, and the acceptance by Borrower of the proceeds of each Borrowing, shall constitute a representation and warranty by Borrower that on the date of such Borrowing such statements are true and correct):

                  (i) The representations and warranties of Borrower contained in Section 7.01 of this Agreement are true and correct in all material respects on and as of the date of such Borrowing (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), before and after giving effect to such Borrowing, and to the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) Borrower shall be in compliance with and shall have performed all agreements and covenants made by it under this Agreement; and

                  (iii) No Default or Event of Default shall have occurred and be continuing or would result from such Borrowing.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.01. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

                  (a) Corporate Status of Borrower. Borrower (i) is validly organized and existing as a corporation (or, if converted to a limited liability company in accordance with the definition of Restructuring, a limited liability company) and in good standing under the laws of its jurisdiction of organization; (ii) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Borrower; and (iii) has the corporate or other requisite power and authority to conduct its business, as presently conducted.

                  (b) Corporate Status of Subsidiaries of Borrower. Each Subsidiary of Borrower (i) is validly organized and existing as a corporation, partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization and is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Borrower and (ii) has the corporate, partnership or other requisite power and authority to conduct its business, as presently conducted, except where the failure to have such corporate power and authority, individually or in the aggregate, would not have a Material Adverse Effect on Borrower.

                  (c) Corporate Powers. Borrower has the corporate or other requisite power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes and the other Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which Borrower is a party will be, duly executed and delivered on behalf of Borrower.

                  (d) Authorization; No Conflict, Etc. The borrowings by Borrower contemplated by this Agreement, the execution and delivery by Borrower of this Agreement and the other Loan Documents to which it is a party and the performance by Borrower of its obligations hereunder and thereunder have been duly authorized by all requisite corporate or other requisite action on the part of Borrower and do not and will not (i) violate any law, any order to which Borrower or any Subsidiary of Borrower is subject of any court or other Governmental Authority, or the articles of incorporation or bylaws or other organizational documents (each as amended from time to time) of Borrower or any Subsidiary of Borrower; (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower, or any of their respective Property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect on Borrower); or (iii) result in, or require, the creation or imposition of any material Lien upon any of the Properties of Borrower or any Significant Subsidiary.

                  (e) Governmental Approvals and Consents. No authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

                  (f) Obligations Binding. This Agreement and the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement by any party other than Borrower), except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (g) Use of Proceeds; Margin Stock. This facility will be used by Borrower for general corporate purposes, including support for commercial paper issued by Borrower. Neither Borrower nor any Subsidiary of Borrower is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made to Borrower will be used for any purpose that would violate the provisions of the margin regulations of the Board.

                  (h) Title to Properties. Each of Borrower and any Subsidiary of Borrower has good title to the Properties reflected in the financial statements referred to in Section 7.01(m) and in any financial statements delivered pursuant to Section 8.01(a), except for such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements and that are no longer used or useful in the conduct of the business of Borrower or any Subsidiary of Borrower or that have been disposed of in connection with the Unregco IPO Transaction or the Restructuring or pursuant to Section 8.02(b) or (c) or that have been disposed of in the ordinary course of their respective business, and all such Properties are free and clear of any Lien except (i) in the case of the Property of Borrower, the Mortgage and Liens permitted by the Mortgage; (ii) Liens that do not interfere with the use of such Properties for the purposes for which they are held; (iii) minor Liens and defects of title that are not material either individually or in the aggregate; and (iv) Permitted Liens.

                  (i) Investment Company Act; PUHC Act of 1935. Neither Borrower nor any Subsidiary of Borrower is (i) an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies or public utility holding companies.

                  (j) Material Adverse Change. Since December 31, 2000, there has been no change in the consolidated financial position, results of operations, business or prospects of Borrower and any Consolidated Subsidiaries of Borrower that would have a Material Adverse Effect on Borrower.

                  (k) Litigation. There is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of Borrower, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority (i) relating to the transactions under this Agreement or (ii) in which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect on Borrower.

                  (l) ERISA. Neither Borrower nor any Significant Subsidiary has incurred any material liability or deficiency arising out of or in connection with (i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by Borrower or any Commonly Controlled Entity from any Multiemployer Plan or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 7.01(l), is likely to result in a material liability or deficiency of Borrower or any Significant Subsidiary. As used in this Section 7.01(1), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this Section 7.01(l) at any one time outstanding, individually and in the aggregate, is less than $25,000,000.

                  (m) Financial Statements. The audited financial statements of Borrower as of and for the year ended December 31, 2000 and the unaudited financial statements of Borrower as of and for the three months ended March 31, 2001, copies of which have been delivered to the Banks, present fairly the financial condition and results of operations of Borrower as of such dates and for the periods then ended, in conformity with GAAP and, except as otherwise stated therein, consistently applied.

                  (n) Accuracy of Information. None of the documents or written information (excluding financial projections and forecasts) provided by Borrower to the Banks in connection with or pursuant to this Agreement contains as of the date thereof or will contain as of the date thereof any untrue statement of a material fact or omits or will omit to state as of the date thereof a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial projections and forecasts furnished to the Banks by Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that Borrower believed to be reasonable as of the date of such information.

                  (o) No Violation. Borrower is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on Borrower.

                                  ARTICLE VIII

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Section 8.01. Affirmative Covenants of Borrower. Borrower covenants that, so long as any Loan remains unpaid or any other amount is owing by Borrower hereunder or under any other Loan Documents to which it is a party or any Bank shall have any Commitment outstanding to Borrower under this Agreement, Borrower will:

                  (a) Delivery of Financial Statements. Deliver to the Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                  (i) as soon as practicable and in any event within 120 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and the Consolidated Subsidiaries of Borrower as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows prepared in conformity with GAAP consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by Borrower (which requirement may be satisfied by delivering Borrower's Annual Report on Form 10-K with respect to such fiscal year as filed with the SEC);

                  (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Borrower, unaudited consolidated financial statements of Borrower and the Consolidated Subsidiaries of Borrower consisting of at least a consolidated balance sheet as at the close of such quarter and statements of consolidated income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may be satisfied by delivering Borrower's Quarterly Report on Form 10-Q with respect to such fiscal quarter as filed with the SEC) and accompanied by a certificate of a Responsible Officer of Borrower to the effect that such unaudited financial statements present fairly the consolidated financial condition and results of operations of Borrower and the Consolidated Subsidiaries of Borrower as of such date for the period then ending, and have been prepared in conformity with GAAP in a manner consistent with the financial statements referred to in paragraph
         (a)(i) above;

                  (iii) with each set of statements to be delivered above, a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of Borrower confirming compliance with Section 8.02(a) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements and stating that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default, describing it and the steps, if any, being taken to cure it; and

                  (iv) (A) within 10 days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) Current Reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by Borrower with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of Borrower becomes aware of the occurrence thereof, written notice of (x) any Event of Default or any Default, (y) the institution of any litigation, action, suit or other legal or governmental proceeding involving Borrower or any Subsidiary of Borrower as to which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect on Borrower or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving Borrower or any Subsidiary of Borrower that would have a Material Adverse Effect on Borrower, or
         (z) the incurrence by Borrower or any Significant Subsidiary of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan,
         (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $20,000,000; (C) with each set of statements delivered pursuant to
         Section 8.01(a)(i), a certificate signed by a Responsible Officer of Borrower identifying those Subsidiaries which, determined as of the date of such financial statements, are Significant Subsidiaries; and
         (D) such other information relating to Borrower or its business, properties, condition and operations as the Agent (or any Bank through the Agent) may reasonably request.

                  Information required to be delivered pursuant to the foregoing Sections 8.01(a)(i), (ii), and (iv)(A) shall be deemed to have been delivered on the date on which Borrower provides notice (including notice by e-mail) to the Agent (which notice the Agent will convey promptly to the Banks) that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 8.01(a)(iii) and (ii) Borrower shall deliver paper copies of such information to the Agent, and the Agent shall deliver paper copies of such information to any Bank that requests such delivery.

                  (b) Use of Proceeds. Use the proceeds of any Loan made by the Banks to it for the purposes set forth in the first sentence of Section 7.01(g), and it will not use the proceeds of any Loan made by the Banks for any purpose that would violate the provisions of the margin regulations of the Board. Borrower will not, and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

                  (c) Existence; Laws. And will cause each Subsidiary of Borrower to, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, in each case where the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Borrower.

                  (d) Maintenance of Business Line. Remain primarily in the business of providing services and products in the energy market.


                  (e) Access. And will cause each Significant Subsidiary to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and each Significant Subsidiary and to discuss the general business affairs of Borrower and each Significant

Subsidiary with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as Borrower and each Significant Subsidiary shall deem necessary based on reasonable considerations of safety and security. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

                  (f) Insurance. And will cause each Significant Subsidiary to, maintain insurance with responsible and reputable insurance companies or associations, or to the extent that Borrower or such Significant Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

         Section 8.02. Negative Covenants of Borrower. Borrower covenants that, so long as any Loan remains unpaid or any other amount is owing to Borrower hereunder or under any other Loan Document to which it is a party or any Bank shall have any Commitment outstanding to Borrower under this Agreement, Borrower will not:

                  (a) Financial Ratio. Permit the ratio of Consolidated Indebtedness for Borrowed Money to Consolidated Capitalization to exceed 0.65:1.00.

                  (b) Sale of Significant Subsidiary Stock. And will not permit any Significant Subsidiary to sell, assign, transfer or otherwise dispose of any of the capital stock of any Significant Subsidiary other than to a Wholly-Owned Subsidiary of Borrower that constitutes a Significant Subsidiary after giving effect to such transaction; provided, that immediately before and after giving effect to such sale, assignment, transfer or other disposition, no Event of Default or Default shall have occurred and be continuing. Notwithstanding the foregoing provisions of this Section 8.02(b), any Significant Subsidiary shall have the right to issue, sell, assign, transfer or otherwise dispose of for value its preference or preferred stock in one or more bona fide transactions to third parties.

                  (c) Consolidation, Merger or Disposal of Assets. And will not permit any Significant Subsidiary to, (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person; provided, however, that nothing contained in this
Section 8.02(c) shall prohibit (A) a merger in which Borrower is the surviving entity thereof; (B) mergers involving Significant Subsidiaries in which Borrower or a Wholly-Owned Significant Subsidiary is the surviving entity; (C) the liquidation, winding up or dissolution of a Significant Subsidiary if all of the Properties of such Significant Subsidiary are conveyed, transferred or distributed to Borrower or a Wholly-Owned Significant Subsidiary; or (D) the conveyance, sale, transfer, lease or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary to Borrower or a Wholly-Owned Significant Subsidiary; provided, that, in each case, immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Event of Default or Default shall have occurred and be continuing.

                  (d) Takeover Bid. Use the proceeds of any Loan made to it to participate in any unsolicited control bid for any other Person.


         Section 8.03. Consent to Unregco IPO Transaction. The parties hereto hereby agree that notwithstanding any provisions of the Loan Documents (including, without limitation, Sections 8.01(d), 8.02(b) and 8.02(c) of this Agreement) that might otherwise prohibit the Unregco IPO Transaction, the

Unregco IPO Transaction shall be permitted consistent with the definition thereof, and no Default or Event of Default shall be deemed to have occurred under the Loan Documents solely as a result thereof.

         Section 8.04. Consent to Restructuring. The parties hereto hereby agree that notwithstanding any provisions of the Loan Documents (including, without limitation, Sections 8.02(b) and 8.02(c) of this Agreement) that might otherwise prohibit the Restructuring, the Restructuring (including without limitation the distribution of the remaining 80% of the common stock of Unregco to shareholders of Regco (as defined in Schedule 8.04)) shall be permitted consistent with the definition thereof, and no Default or Event of Default shall be deemed to have occurred under the Loan Documents solely as a result thereof. In addition, notwithstanding the provisions of Section 8.02(a) and the default provisions related thereto, if as a result of the Restructuring being partially completed the Borrower is not in compliance with Section 8.02(a) at any time, such non-compliance will not be a Default or Event of Default so long as Regco on a pro forma consolidated basis would be in compliance with the financial covenant set forth in Section 8.02(a) of either of the Regco Credit Facilities at such time, if such covenant were then applicable, it being agreed that the foregoing deemed compliance shall be available for 90 days following the first date on which such test under Section 8.02(a) is not satisfied. Additionally, Unregco and its Subsidiaries shall not be restricted by the representations, covenants or events of default hereunder.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         Section 9.01. Events of Default. The occurrence of any of the following events with respect to Borrower shall constitute an "Event of Default":

                  (a) Non-Payment of Principal, Interest and Facility Fee. Borrower fails to pay, in the manner provided in this Agreement, (i) any principal payable by it hereunder when due or (ii) any interest payment or the Facility Fee payable by it hereunder within three (3) Business Days after its due date; or

                  (b) Non-Payment of Other Amounts. Borrower fails to pay, in the manner provided in this Agreement, any other amount (other than the amounts set forth in Section 9.01(a) above) payable by it hereunder within ten Business Days after notice of such payment is received by Borrower from the Agent; or

                  (c) Breach of Representation or Warranty. Any representation or warranty by Borrower in Section 7.01 or in any certificate, document or instrument delivered under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

                  (d) Breach of Certain Covenants. Borrower fails to perform or comply with any one or more of its obligations under Section 8.01(a)(iv)(B)(x), 8.02(b), 8.02(c) or 8.02(d); or

                  (e) Breach of Other Obligations. Borrower does not perform or comply with any one or more of its other obligations under this Agreement (other than those set forth in Section 9.01(a), (b) or (d) above) and such failure to perform or comply shall not have been remedied within 30 days after the earlier of notice thereof to it by the Agent or the Majority Banks or discovery thereof by a Responsible Officer of Borrower; or

                  (f) Other Indebtedness. (i) Borrower fails to pay when due (either at stated maturity or by acceleration or otherwise but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money or Secured Indebtedness of Borrower (other than Indebtedness of Borrower under this Agreement) if the aggregate principal amount of all such Indebtedness for which such failure to pay shall have occurred and be continuing exceeds $25,000,000 or (ii) any Indebtedness for Borrowed Money or Secured Indebtedness of the Borrower (other than Indebtedness of the Borrower under this Agreement) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) if the aggregate amount of all such Indebtedness that becomes due prior to its stated maturity exceeds $25,000,000; or

                  (g) Involuntary Bankruptcy, Etc. (i) There shall be commenced against Borrower any case, proceeding or other action (A) seeking a decree or order for relief in respect of Borrower under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging Borrower a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or similar relief of or in respect of Borrower or its debts under any applicable domestic or foreign law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of Borrower or of any substantial part of its Properties, or the liquidation of its affairs, and such petition is not dismissed within 60 days or (ii) a decree, order or other judgment is entered in respect of any remedies, reliefs or other matters for which any petition referred to in (i) above is presented or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) Voluntary Bankruptcy, Etc. (i) The commencement by Borrower of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law
(A) seeking to have an order of relief entered with respect to it, (B) seeking to be adjudicated a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of Borrower or of any substantial part of its Properties; or (ii) the making by Borrower of a general assignment for the benefit of creditors; or (iii) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (i) or (ii) above or in Section 9.01(g); or (iv) the admission by Borrower in writing of its inability to pay its debts generally as they become due or the failure by Borrower generally to pay its debts as such debts become due; or

                  (i) Enforcement Proceedings. A final judgment or decree for the payment of money which, together with all other such judgments or decrees against Borrower then outstanding and unsatisfied, exceeds $25,000,000 in aggregate amount shall be rendered against Borrower and the same shall remain undischarged for a period of 60 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

                  (j) ERISA Events. (i) Borrower or any Significant Subsidiary shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(B) the occurrence of any "accumulated funding deficiency" (as defined in Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of Borrower or any Commonly Controlled Entity,
(C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA, (E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such items (A) through (F) above results in or is likely to result in a material liability or deficiency of Borrower or any Significant Subsidiary; provided, however, that for purposes of this Section 9.01(j), any liability or deficiency of Borrower or any Significant Subsidiary shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this Section 9.01(j) at any one time outstanding, individually and in the aggregate, is less than $20,000,000, or
(ii) the occurrence of any one or more of the events specified in clauses (A) through (F) above if, individually or in the aggregate, such event or events would have a Material Adverse Effect on Borrower.

         Section 9.02. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

                  (a) either of the Events of Default specified in Section 9.01(g) or 9.01(h) occurs with respect to Borrower, then automatically:

                  (i) the Commitments and the CAF Facility shall immediately be cancelled; and

                  (ii) all Loans made to Borrower, all unpaid accrued interest or fees and any other sum payable by Borrower under this Agreement shall become immediately due and payable; or

                  (b) any other Event of Default specified in Section 9.01 occurs and, while such Event of Default is continuing, the Agent, having been so instructed by the Majority Banks, by notice to Borrower shall so declare that:

                  (i) the Commitments and the CAF Facility shall immediately be cancelled; and/or

                  (ii) all Loans made to Borrower, all unpaid accrued interest or fees and any other sum payable by Borrower under this Agreement shall become immediately due and payable; or

                  (iii) all Loans made to Borrower, all unpaid accrued interest or fees and any other sum payable by Borrower under this Agreement shall become due and payable at any time thereafter immediately on demand by the Agent (acting on the instructions of the Majority Banks).

Except as expressly provided above in this Section 9.02, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by Borrower.

                                    ARTICLE X

                                    THE AGENT

         Section 10.01. Appointment. Each Bank hereby irrevocably designates and appoints The Chase Manhattan Bank as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes The Chase Manhattan Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         Section 10.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 10.03. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower.

         Section 10.04. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the amounts owing hereunder.

         Section 10.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         Section 10.06. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 10.07. Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective applicable Pro Rata Percentages in effect on the date on which indemnification is sought under this Section 10.07, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 10.07 shall survive the payment of the Loans and all other amounts payable hereunder.

         Section 10.08. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         Section 10.09. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and Borrower, and may be removed as Agent at any time for cause by the Majority Banks. If the Agent shall resign or be removed as Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder. If a successor Agent shall not have been so appointed within said 30-day period, the Agent may then appoint a successor Agent who shall be a financial institution that has total assets in excess of $500,000,000 and who shall serve as Agent until such time, if any, as an Agent shall have been appointed as provided above. After any retiring Agent's resignation or removal as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an instrument or instruments in writing executed in accordance with the provisions of this Section 11.01. The Majority Banks may, or, with the written consent of the Majority Banks, the Agent may, from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Banks or of Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Banks or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Bank's Commitments, in each case without the consent of each Bank affected thereby, (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks, or (iii) amend, modify or waive any provision of Article X without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon Borrower, the Banks, the Agent and all future holders of the amounts payable hereunder. In the case of any waiver, Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Section 11.02. Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:

         Borrower:                  1111 Louisiana
                                    Houston, Texas 77002

         Attention:                 Linda Geiger
                                    Assistant Treasurer

         Telecopy:                  (713) 207-3301

         With a copy to:            Marc Kilbride
                                    Treasurer

         Telecopy:                  (713) 207-3301

         The Agent:                 Chase Loan and Agency Services Group
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York  10081

         Attention:                 Janet Belden

         Telecopy:                  (212) 552-5658

         With a copy to:            JP Morgan Chase
                                    600 Travis, 20th Floor
                                    Houston, Texas 77002

         Attention:                 Robert Traband

         Telecopy:                  (713) 216-8870

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.02, 3.02, 4.03, 4.07, 4.10, 5.02 and 5.05 shall not be effective until received.

         Section 11.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 11.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         Section 11.05. Payment of Expenses and Taxes. Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson, Thacher & Bartlett, special counsel to the Agent (but excluding the fees or expenses of any other counsel),
(b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of special counsel to the Agent and (c) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees, if any, and any and all liabilities (for which each Bank has not been otherwise reimbursed under this Agreement) with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided, that Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank; AND PROVIDED FURTHER, THAT IT IS THE INTENTION OF BORROWER TO INDEMNIFY THE AGENT AND THE BANKS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. The agreements in this Section 11.05 shall survive repayment of the Loans and all other amounts payable hereunder.

         Section 11.06. Effectiveness; Successors and Assigns; Participations; Assignments. i) This Agreement shall become effective on July 13, 2001 (the "Effective Date") and thereafter shall be binding upon and inure to the benefit of Borrower, the Banks, the Agent, all future holders of the Loans and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and except with respect to the matters set forth in Section 11.01, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 4.05, 4.08, 5.01 and 5.03 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred. Except as expressly provided in this Section 11.06(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

                  (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Affiliate of such Bank that is a bank (a "Bank Affiliate") and, with the consent of Borrower and the Agent (which in each case shall not be unreasonably withheld and, in the case of Borrower, shall not be required if an Event of Default exists), to one or more additional banks ("Purchasing Banks") all or any part of its rights and obligations under this Agreement pursuant to a Committed Loan Assignment and Acceptance ("Committed Loan Assignment and Acceptance"), substantially in the form of Exhibit 11.06(c) executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not a Bank Affiliate, by Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, that each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Committed Loan Assignment and Acceptance (the "Transfer Effective Date"), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Committed Loan Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Committed Loan Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Committed Loan Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Committed Loan Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Pro Rata Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Loans. On or prior to the Transfer Effective Date determined pursuant to such Committed Loan Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and Register as required by Section 4.01 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the transferor Bank to the Agent for return to the applicable Borrower.

                  (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions (a "CAF Loan Assignee") any CAF Loan owing to such Bank, pursuant to a CAF Loan Assignment and Acceptance executed by the assignor Bank and the CAF Loan Assignee. Upon such execution, from and after the date of such CAF Loan Assignment and Acceptance, the CAF Loan Assignee shall, to the extent of the assignment provided for in such CAF Loan Assignment and Acceptance, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Loan and the same obligation to share and rights of setoff pursuant to Sections 5.04 and 11.07 as it would have had if it were a Bank hereunder; provided that unless such CAF Loan Assignment and Acceptance shall otherwise specify and a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with Section 11.06(e), the assignor thereunder shall act as collection agent for the CAF Loan Assignee thereunder, and the Agent shall pay all amounts received from Borrower that are allocable to the assigned CAF Loan directly to such assignor without any further liability to such CAF Loan Assignee. A CAF Loan Assignee under a CAF Loan Assignment and Acceptance shall not, by virtue of such CAF Loan Assignment and Acceptance, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, supplement, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such CAF Loan Assignment and Acceptance and such CAF Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document and (ii) if a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with Section 11.06(e), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Loan assigned to the CAF Loan Assignee thereunder will be reduced or postponed, as the case may be, without the written consent of such CAF Loan Assignee. If a CAF Loan Assignee has caused a CAF Loan Assignment and Acceptance to be recorded in the Register in accordance with Section 11.06(e), such CAF Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such Individual CAF Loan to any Bank, to any Affiliate or Subsidiary of such CAF Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual CAF Loan, and the foregoing provisions of this Section 11.06(d) shall apply, mutatis mutandis, to any such assignment by a CAF Loan Assignee. Except in accordance with the preceding sentence, CAF Loans may not be further assigned by a CAF Loan Assignee, subject to any legal or regulatory requirement that the CAF Loan Assignee's assets must remain under its control.

                  (e) The Agent shall maintain at its address referred to in
Section 11.02 a copy of each CAF Loan Assignment and Acceptance and each Committed Loan Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time and (ii) with respect to each CAF Loan Assignment and Acceptance delivered to the Agent, the name and address of the CAF Loan Assignee and the principal amount of each CAF Loan owing to such CAF Loan Assignee. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat, each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower or any Bank or any CAF Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of a Committed Loan Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate, by Borrower and the Agent) together with payment to the Agent of a registration and processing fee of (i) $3000 with respect to any Purchasing Bank that is not already a Bank or a Bank Affiliate and (ii) $1000 with respect to any Purchasing Bank that is already a Bank or a Bank Affiliate (which fee shall not be for the account of Borrower), the Agent shall promptly accept such Committed Loan Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and Borrower. Upon its receipt of a CAF Loan Assignment and Acceptance executed by an assignor Bank and a CAF Loan Assignee, together with payment to the Agent of a registration and processing fee of $500 (which fee shall not be for the account of Borrower), the Agent shall promptly accept such CAF Loan Assignment and Acceptance, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the CAF Loan Assignee and Borrower.

                  (g) Each Bank agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 11.06(g) to keep, any information delivered or made available by Borrower to it (including any information obtained pursuant to Section 8.01) that is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or any Affiliate of any Bank,
(ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (iv) if such information has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which either the Agent, any Bank, Borrower or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, independent auditors and other professional advisors and (viii) to any actual or proposed Participant, Purchasing Bank or CAF Loan Assignee (each, a "Transferee") that has agreed in writing to be bound by the provisions of this
Section 11.06(g). Unless prohibited from doing so by applicable law, each Bank will use its best efforts to notify Borrower of any information that it is required or requested to deliver pursuant to clause (ii) of this Section 11.06(g) and, if Borrower is not a party to any such litigation, clause (v) of this Section 11.06(g), prior to such Bank's delivery of such information.

                  (h) If, pursuant to this Section, any interest in this Agreement or any Loan is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United

States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Agent and Borrower) either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8EC1 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Agent and Borrower) a new Form W-8BEN or Form W-8EC1 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (i) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, Borrower hereby agrees that, upon request of any Bank at any time and from time to time after Borrower has made its initial Borrowing hereunder, Borrower shall provide to such Bank, at Borrower's own expense, a promissory note, substantially in the form of Exhibit 11.06(i)(a) or 11.06(i)(b) as the case may be, evidencing the Committed Loans or CAF Loans, as the case may be, owing to such Bank.

         Section 11.07. Setoff. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the Loans to which it is a party (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of Borrower. Each Bank agrees promptly to notify Borrower and the Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         Section 11.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained with Borrower and the Agent.

         Section 11.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.10. Integration. This Agreement and the other Loan Documents represent the agreement of Borrower, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         Section 11.11. GOVERNING LAW. II) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Notwithstanding anything in Section 11.11(a) to the contrary, nothing in this Agreement or in any Note or any other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and Borrower agree that (i) if Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, is applicable to such determination, the indicated rated ceiling computed from time to time pursuant to Section (a) of such Article shall apply, provided that, to the extent permitted by such Article, the Agent may from time to time by notice to Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or any Note issued hereunder.

         Section 11.12. Submission to Jurisdiction; Waivers. Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 11.02 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

         Section 11.13. Acknowledgments. Borrower hereby acknowledges that:


                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any Notes and the other Loan Documents;

                  (b) neither the Agent nor any Bank has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Banks, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Banks or among Borrower and the Banks.

         Section 11.14. Limitation on Agreements. All agreements between Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Loan or the amounts owing on other obligations of Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any Loan and the amounts owing on other obligations of Borrower to the Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance or detention of the indebtedness of Borrower to the Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 11.14 shall control and supersede every other provision of all Loan Documents.

         Section 11.15. Removal of Bank. Notwithstanding anything herein to the contrary, Borrower may, at any time in its sole discretion, remove any Bank upon 15 Business Days' written notice to such Bank and the Agent (the contents of which notice shall be promptly communicated by the Agent to each other Bank), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Bank may be removed hereunder at a time when an Event of Default shall have occurred and be continuing. Each notice by Borrower under this Section 11.15 shall constitute a representation by Borrower that the removal described in such notice is permitted under this Section 11.15. Concurrently with such removal, Borrower shall pay to such removed Bank all amounts owing to such Bank hereunder and under any Notes in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Bank, such Bank shall make appropriate entries in its accounts evidencing payment of all Loans hereunder and releasing Borrower from all obligations owing to the removed Bank in respect of the Loans hereunder and surrender to the Agent for return to Borrower any Notes of Borrower then held by it. Effective immediately upon such full and final payment, such removed Bank will not be considered to be a "Bank" for purposes of this Agreement except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder. Effective immediately upon such removal, the Commitments of such removed Bank shall immediately terminate. Such removal will not, however, affect the Commitments of any other Bank hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                                           RELIANT ENERGY, INCORPORATED


                                           By:   /s/ Linda Geiger
                                                 -------------------------------
                                           Title: Assistant Treasurer


                                           THE CHASE MANHATTAN BANK,
                                           as Administrative Agent and as a Bank


                                           By:   /s/ Robert Traband
                                                 -------------------------------
                                           Title: Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                                           Bank of America, N.A., as a Bank


                                           By: /s/ Richard L. Stein
                                               ---------------------
                                           Title: Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                                           Bank One, NA, as a Bank


                                           By: /s/ William N. Banks
                                               ---------------------
                                           Title: Director, Capital Markets

                                                            Signature Page
                                                            REI Credit Agreement


                                           BAYERISCHE Landesbank Girozentrale,
                                           as a Bank


                                           By: /s/ Hereward Drummond
                                               ------------------------
                                           Title: Senior Vice President


                                           By: /s/ Sean O'Sullivan
                                               ------------------------
                                           Title: Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                                           Citibank, N.A., as a Bank


                                           By: /s/ Sandip Sen
                                               ------------------
                                           Title: Managing Director

                                                            Signature Page
                                                            REI Credit Agreement


                                      Commerzbank AG
                                      New York Branch and Grand Cayman Branches, as Co-Syndication Agent and as a Bank


                                      By: /s/ Harry P. Yergey
                                          --------------------
                                      Title: SVP & Manager

                                      By: /s/ W. David Suttles
                                          --------------------
                                      Title: Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                                           Credit AGRICOLE INDOSUEZ, as a Bank


                                           By: /s/ Brian Knezeak
                                               ----------------------
                                           Title: FVP, Manager

                                           By: /s/ Michael D. Willis
                                               ----------------------
                                           Title: VP, Credit Analysis

                                                            Signature Page
                                                            REI Credit Agreement


                                           CREDIT SUISSE FIRST BOSTON, as
                                           Co-Syndication Agent and as a Bank


                                           By: /s/ Andrea E. Shkane
                                               ---------------------
                                           Title: Vice President


                                           By: /s/ Jay Chall
                                               ---------------
                                           Title: Director

                                                            Signature Page
                                                            REI Credit Agreement


                                           KBC BANK, as a Bank


                                           By: /s/ Jean-Pierre Diels
                                               ---------------------
                                           Title: First Vice President


                                           By: /s/ Eric Raskin
                                               -----------------
                                           Title: Assistant Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                                           Mellon Bank N.A., as a Bank


                                           By: /s/ Roger E. Howard
                                               --------------------
                                           Title: Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                                           MIZUHO GROUP, as Documentation Agent
                                           and as a Bank


                                           INDUSTRIAL BANK OF JAPAN, as a bank


                                           By: /s/ Michael N. Oakes
                                               ---------------------
                                           Title: Senior Vice President,
                                           Houston Office


                                           FUJI BANK LTD., as bank


                                           By: /s/ Toru Maeda
                                               ----------------
                                           Title: General Manager

                                                            Signature Page
                                                            REI Credit Agreement


                                           SUMITOMO MITSUI BANKING CORPORATION,
                                           as a Bank


                                           By: /s/ Tamihiro Kawauchi
                                               ----------------------
                                           Title: Joint General Manager

                                                            Signature Page
                                                            REI Credit Agreement


                                       Toronto Dominion (TEXAS) Inc., as a Bank


                                       By: /s/ Mark A. Baird
                                          -------------------
                                       Title: Vice President

                                                            Signature Page
                                                            REI Credit Agreement


                      UBS AG, STAMFORD BRANCH, as a Bank


                      By: /s/ Wilfred V. Saint
                          ---------------------
                      Title:   Associate Director Banking Products Services, US


                      By: /s/ Jennifer L. Poccia
                         ------------------------
                      Title:   Associate Director Banking Products Services, US

                                                            Signature Page
                                                            REI Credit Agreement


                                 Westdeutsche Landesbank Girozentrale, as a Bank


                                 By: /s/ Walter T. Duffy III
                                     ------------------------
                                 Title: Associates Director


                                 By: /s/ Anthony Alessandro
                                     -----------------------
                                 Title: Manager